Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of drugstore.com, inc. (the “Company”) for the period ending April 4, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dawn G. Lepore, President, Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

May 14, 2010

A signed original of this written statement required by Section 906 has been provided to drugstore.com, inc. and will be retained by drugstore.com, inc. and furnished to the Securities and Exchange Commission or its staff upon request.